SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2015

BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, CA 92617
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Broadcom Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (“2015 Annual Meeting”) on May 12, 2015. Holders of the Company’s common stock voted on all matters considered at the 2015 Annual Meeting as a single class. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below.

(b) Proposal 1: The following nominees were elected to serve as directors on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	For	Against	Abstained	Broker Non-Vote
Robert J. Finocchio, Jr.	647,664,279	1,653,859	944,336	51,622,067
Nancy H. Handel	647,571,075	1,771,862	919,537	51,622,067
Eddy W. Hartenstein	633,393,122	15,936,309	933,043	51,622,067
Maria M. Klawe, Ph.D.	647,685,343	1,651,409	925,722	51,622,067
John E. Major	577,719,581	70,888,617	1,654,276	51,622,067
Scott A. McGregor	646,459,029	2,905,321	898,124	51,622,067
William T. Morrow	633,856,787	15,483,453	922,234	51,622,067
Henry Samueli, Ph.D.	645,413,157	3,970,029	879,288	51,622,067
Robert E. Switz	624,464,125	24,143,478	1,654,871	51,622,067

Proposal 2: The non-binding advisory resolution to approve the compensation of the Company’s named executive officers was approved. The vote for this proposal was as follows:

Total Votes
For	573,784,165
Against	75,266,797
Abstained	1,211,512
Broker Non-Votes	51,622,067

Proposal 3: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified. The vote for this proposal was as follows:

Total Votes
For	699,853,793
Against	795,879
Abstained	1,234,869
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION,
a California corporation

May 13, 2015	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President and
Chief Financial Officer